Exhibit 99.(a)(1)(E)
Confirmation E-mail to Persons who Elect to Participate in
the Offer to Exchange Certain Outstanding Options for Restricted Stock Units
     Emulex Corporation (the “Company”) has received your election form dated            ___, 2009, by which you elected to have some or all of your eligible outstanding options (those options with exercise prices equal to or greater than $14.11 cancelled in exchange for restricted stock units, subject to the terms and conditions of the Company’s exchange offer.
     If you change your mind, you may withdraw your election as to some or all of your eligible options by completing and signing the withdrawal form that was previously provided to you. A properly completed and signed copy of this withdrawal form must be received by the Company before 11:59 p.m., California time, on July 13, 2009 (or such later date as may apply if this exchange offer is extended), by one of the following means:
By Mail or Courier
Emulex Corporation
3333 Susan Street
Costa Mesa, California 92626
Attention: Joyce Shinn
Phone: (714) 662-5600
By Facsimile
Emulex Corporation
Attention: Joyce Shinn
Facsimile: (714) 641-0172
By Hand or Interoffice Mail
Attention: Joyce Shinn
By Email (By PDF or similar imaged document file)
joyce.shinn@emulex.com
     Only responses that are complete, signed, and actually received by the Company by the deadline will be accepted. Responses submitted by any means other than those mentioned above are not permitted. If you have questions, please direct them to Joyce Shinn at (714) 662-5600 or joyce.shinn@emulex.com.
     Please note that our receipt of your election form is not by itself an acceptance of the options for exchange. For purposes of the exchange offer, the Company will be deemed to have accepted options for exchange that are validly tendered and not properly withdrawn as of when the Company gives oral or written notice to the option holders generally of the Company’s acceptance of such options for exchange, which notice may be made by press release, e-mail or other method of communication. The Company’s formal acceptance of the properly tendered options is expected to take place shortly after the end of the offer period.
     This notice does not constitute the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”). The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from James M. McCluney; (3) the election form; and (4) the withdrawal form. You may access these documents through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.

Confirmation E-mail to Persons who Withdraw their Stock Options from the Offer to Exchange Certain Outstanding Options for Restricted Stock Units
     Emulex Corporation (the “Company”) has received your withdrawal form dated            ___, 2009, by which you rejected the Company’s offer to exchange some or all of your eligible outstanding options for restricted stock units. Please note that eligible options you did not elect to withdraw on your withdrawal form, if any, remain elected for exchange in accordance with the election form previously submitted by you.
     If you change your mind and decide that you would like to participate in the exchange offer, a properly completed and signed copy of the election form must be received before 11:59 p.m., California time, on July 13, 2009 (or such later date as may apply if this exchange offer is extended) by one of the following means:
By Mail or Courier
Emulex Corporation
3333 Susan Street
Costa Mesa, California 92626
Attention: Joyce Shinn
Phone: (714) 662-5600
By Facsimile
Emulex Corporation
Attention: Joyce Shinn
Facsimile: (714) 641-0172
By Hand or Interoffice Mail
Attention: Joyce Shinn
By Email (By PDF or similar imaged document file)
joyce.shinn@emulex.com
     Only responses that are complete, signed and actually received by the Company by the deadline will be accepted. Responses submitted by any means other than those mentioned above are not permitted. If you have questions, please direct them to Joyce Shinn at (714) 662-5600 or joyce.shinn@emulex.com.
     This notice does not constitute the Offer to Exchange Certain Outstanding Options for Restricted Stock Units (the “Offer to Exchange”). The full terms of the offer are described in (1) the Offer to Exchange; (2) the letter from James M. McCluney; (3) the election form; and (4) the withdrawal form. You may access these documents through the U.S. Securities and Exchange Commission’s website at http://www.sec.gov.